EXHIBIT 10.1
AMENDMENT
TO
EXECUTIVE EMPLOYMENT AGREEMENT

    This Amendment to Executive Employment Agreement (this “Amendment”) by and between David Buzby (“Executive”) and Stem, Inc., a Delaware corporation (the “Company”) is effective as of January 1, 2025 (the “Amendment Date”).
    WHEREAS, Executive and the Company are parties to the Executive Employment Agreement dated as of September 16, 2024 (the “Original Agreement”); and
    WHEREAS, Executive and the Company desire to amend the Original Agreement as described in this Amendment.
    NOW, THEREFORE, in consideration of the mutual covenants in this Amendment, the parties hereto agree that the Original Agreement is amended as set forth below. Unless otherwise defined in the Amendment, all capitalized terms used herein are defined in the Original Agreement.
1.The Term is extended until the earlier of (a) January 25, 2025 and (b) the termination of Executive’s employment under the terms of the Original Agreement (such extended term, the “Amended Term”).

2.Section 2.2 is amended and restated in its entirety to read as follows:

“2.2.    Annual Bonus. For the duration of the Amended Term, Executive shall be eligible to receive a performance bonus (the “Annual Bonus”) targeted at one hundred twenty five percent (125%) of Base Salary, prorated for the portion of the year Executive serves as Executive Chairman and interim CEO, on such terms and conditions determined by the Board or a committee of the Board. The actual amount of any Annual Bonus (if any) will be determined in the discretion of the Board or a committee of the Board and will be (a) subject to achievement of any applicable bonus objectives and/or conditions determined by the Board or a committee of the Board and (b) subject to Executive’s continued employment with the Company through the date the Annual Bonus is earned; provided, however, that in no event shall the Annual Bonus be less than 75% of the target Annual Bonus, prorated for the portion of the year Executive serves as Executive Chairman and interim CEO. The Annual Bonus will be paid at the same time as bonuses for other Company executives are paid related annual bonuses generally.”

3.From the Amendment Date through the end of the Amended Term, Executive will not be entitled to receive the benefits set forth in Sections 2.4(a) or 2.4(b)(ii)-(iv) of the Original Agreement.

4.Executive shall receive an additional equity incentive grant in the form of stock options to acquire 66,667 shares of Company common stock at an exercise price equal to fair market value on the date of grant, subject to Executive’s employment through the end of the Amended Term (the “Additional Grant”). The Additional Grant shall vest in full at the end of the Amended Term, subject to Executive’s continued employment with the Company as Executive Chairman/interim CEO through that date; provided, that the Additional Grant shall vest in full upon the occurrence of a Change in Control (as defined in the 2024 Plan). The Additional Grant will be subject to the terms and conditions of the 2024 Plan and the Award Agreement, in accordance with Section 2.6 of the Original Agreement.

5.From the Amendment Date through the end of the Amended Term, Executive shall work from his personal residence in Vermont for up to two weeks. Executive agrees to travel to, and work from, the Company’s offices in any of San Francisco, California, Broomfield, Colorado, or Houston, Texas, for the remainder of Amended Term. In accordance with Section 2.4 of the Original Agreement, Executive shall be entitled to reimbursement for reasonable and documented travel expenses between Executive’s personal residence and the Company’s offices during this period.

6.Except as modified by this Amendment, the Original Agreement shall remain in full force and effect.

[Signature page follows]

In Witness Whereof, the parties have executed this Amendment as of the date first written above.

STEM, INC.

By:___________________________________
Name: Saul R. Laureles
Title: Chief Legal Officer and Corporate Secretary

Accepted and Agreed:

_________________________
David Buzby

Signature Page to Amendment to Executive Employment Agreement